UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2023

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, Quaker Chemical Corporation (the “Company” or “Quaker Houghton”) appointed Jeffrey Kutz, age 63, to Vice President, Chief Accounting Officer, effective November 30, 2023, with an anticipated employment start date of January 2, 2024, a role he will assume from Shane Hostetter who has served as Chief Accounting Officer since October 2, 2023, in addition to his continuing role as Executive Vice President, Chief Financial Officer. Mr. Kutz currently serves as Vice President, Corporate Controller & Principal Accounting Officer of Air Products & Chemicals. Prior to assuming this role in April 2022, Mr. Kutz served in financial positions of increasing responsibility for over ten years at Air Products & Chemicals, including Executive Director, Accounting Policy, Reporting & Strategic Transactions from 2015 to 2022. Mr. Kutz is a Certified Public Accountant and has a Bachelor of Science in Accounting.

On November 30, 2023, the Company and Mr. Kutz entered into an Employment Agreement (the “Employment Agreement”) that provides that his base salary will be $370,000 per annum and that he will be eligible to participate in the Company’s Annual Incentive Plan with a target award percentage of 35% of his base salary for 2024, dependent on the Company’s financial results and personal objectives to be determined. Mr. Kutz is also eligible to participate in the Company’s Long-Term Incentive Plan, which includes a mix of time-based restricted stock and target performance stock units, with an aggregate target level value of $100,000. Mr. Kutz will also be provided a one-time restricted share award with a cash value at time of grant of $150,000. Half of the restricted shares will vest one year from the date of grant, and half will vest two years from the date of the grant. Mr. Kutz will be required to repay his award to the Company if he terminates his employment under certain circumstances, as detailed in his Employment Agreement. Mr. Kutz will also be entitled to medical, dental, and other benefits as are made generally available by the Company to its full-time U.S. employees.

Pursuant to Mr. Kutz’s Employment Agreement, he is also subject to non-disclosure, non-competition and non-solicitation covenants similar to those of other Company officers.

There are no arrangements or understandings between Mr. Kutz and any other person pursuant to which he was selected as an officer, there are no family relationships between Mr. Kutz and any director or executive officer of the Company and he has no direct or indirect material interest in any existing or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: December 5, 2023	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary